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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 27, 1998, which appears on page 24 of Sheridan Energy, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.


Price Waterhouse LLP


Houston, Texas
July 1, 1998